As filed with the Securities and Exchange Commission on July 31, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIRES ACT OF 1933

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	81-1224539
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
974 Centre Road, Building 730
Wilmington, Delaware 19805
(302) 774-3034
(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
DuPont de Nemours, Inc. 2020 Equity and Incentive Plan
(Full Title of the Plans)

Erik T. Hoover
Senior Vice President & General Counsel
DuPont de Nemours, Inc.
974 Centre Road, Building 730
Wilmington, Delaware 19805
(302) 774-3034
(Name, address, including zip code, and telephone number, including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, par value $0.01 per share	19,000,000	$54.89	$1,042,910,000 (3)	$135,369.72

(1)
DuPont de Nemours, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register the issuance of shares of common stock, par value $0.01 per share of the Registrant (the “Common Stock”), which are issuable pursuant to the DuPont 2020 Equity and Incentive Plan.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon $54.89, which is the average of the high ($55.76) and low ($54.03) prices per share of Common Stock trading market as reported on the New York Stock Exchange on July 27, 2020.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the Proposed Maximum Aggregate Offering Price.

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering 19,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of DuPont de Nemours, Inc. (the “Registrant” or "DuPont") issuable to eligible employees, officers and directors of the Registrant and certain other individuals pursuant to awards that may be granted on or after August 1, 2020 under the DuPont de Nemours, Inc. 2020 Equity and Incentive Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Document by Reference.
The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof (except for any portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 14, 2020.
(b)
The Registrant’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2020, filed with the Commission on May 5, 2020 and on Form 10-Q for the three months ended June 30, 2020 filed with the Commission on July 31, 2020.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 18, 2020, February 21, 2020, April 20, 2020, May 1, 2020, May 11, 2020 and May 29, 2020.
(d)	The description of Common Stock, which is contained in Exhibit 4.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 filed with the Commission on July 31, 2020.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (unless expressly incorporated into this Registration Statement, any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission subsequent to the date hereof shall not be incorporated by reference into this Registration Statement).

Any statement contained in a document which is incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference in this Registration Statement or in any document that the Registrant, filed after the date of this Registration Statement that also is incorporated by reference in this Registration Statement modifies or supersedes the prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4.        Description of Securities.
The Common Stock is registered under Section 12(b) of the Exchange Act.

Item 5.        Interest of Named Experts and Counsel.
The validity of the issuance of the Common Stock offered hereby has been passed on by Erik T. Hoover, Senior Vice President & General Counsel. As of the date of this filing, Mr. Hoover beneficially owns 3,702 shares of Common Stock, and has the right to acquire beneficial ownership of 17,550 shares of Common Stock within 60 days of the date of this filing.

Item 6.        Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Registrant’s Second Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference, and The Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference, contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Second Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The Registrant maintains liability insurance for itself and its directors and officers to provide protection for claims based on alleged breaches of fiduciary duty or other wrongful acts committed or allegedly committed by the Registrant’s directors and/or officers, whether or not the Registrant has the power to indemnify the person under the DGCL.

Item 7.        Exemption from Registration Claimed.
Not applicable.

Item 8.        Exhibits.
For a listing of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

Item 9.        Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1
Second Amended and Restated Certificate of Incorporation of DowDuPont Inc. effective as of June 1, 2019, incorporated by reference to Exhibit 3.2 to the DuPont de Nemours, Inc. Current Report on Form 8-K filed June 3, 2019.

3.2
The Amended and Restated Bylaws of DuPont de Nemours, Inc., effective as of June 1, 2019, incorporated by reference to Exhibit 3.3 to the DuPont de Nemours, Inc. Current Report on Form 8-K filed June 3, 2019.

4.1	DuPont de Nemours, Inc. 2020 Equity and Incentive Plan incorporated by reference to Exhibit 10.1 to the DuPont de Nemours, Inc. Current Report on Form 8-K filed May 29, 2020.
5.1*	Opinion of Counsel.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.4*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.5*	Consent of Counsel (included in its opinion filed as Exhibit 5.1 hereto).
24*	Powers of Attorney (included as part of the signature page hereto).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware on July 31, 2020.

DUPONT DE NEMOURS, INC.

By:	/s/ Michael G. Goss
Name:	Michael G. Goss
Title:	Vice President & Controller

POWER OF ATTORNEY
BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Erik T. Hoover and Lori D. Koch as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ EDWARD D. BREEN	Chief Executive Officer, Executive Chairman and Director	July 31, 2020
Edward D. Breen	(Principal Executive Officer)

/s/ LORI KOCH	Executive Vice President & Chief Financial Officer	July 31, 2020
Lori Koch	(Principal Financial Officer)

/s/ MICHAEL G. GOSS	Vice President & Controller	July 31, 2020
Michael G. Goss	(Principal Accounting Officer)

/s/ AMY G. BRADY	Director	July 31, 2020
Amy G. Brady

/s/ RUBY R. CHANDY	Director	July 31, 2020
Ruby R. Chandy

/s/ FRANKLIN K. CLYBURN JR.	Director	July 31, 2020
Franklin K. Clyburn, Jr.

/s/ TERRENCE R. CURTIN	Director	July 31, 2020
Terrence R. Curtin

/s/ ALEXANDER M. CUTLER	Director	July 31, 2020
Alexander M. Cutler

/s/ ELEUTHERE I. DU PONT	Director	July 31, 2020
Eleuthère I. du Pont

/s/ RAJIV L. GUPTA	Director	July 31, 2020
Rajiv L. Gupta

/s/ LUTHER C. KISSAM	Director	July 31, 2020
Luther C. Kissam

/s/ FREDERICK M. LOWERY	Director	July 31, 2020
Frederick M. Lowery

/s/ RAYMOND J. MILCHOVICH	Director	July 31, 2020
Raymond J. Milchovich

/s/ STEVEN M. STERIN	Director	July 31, 2020
Steven M. Sterin